Exhibit 5.1

November 5, 2026

MediWound Ltd.

42 Hayarkon Street

Yavne, 8122745 Israel

Re: Offering of Ordinary Shares Via Prospectus Supplement

Ladies and Gentlemen:

We have acted as Israeli counsel for MediWound Ltd., an Israeli company (the “Company”), in connection with the offer, issuance, and sale (collectively, the “Offering”) by the Company of 1,380,000 ordinary shares, par value NIS 0.07 per share (the “Ordinary Shares”), which includes up to 180,000 Ordinary Shares sold pursuant to the exercise in full of an option to purchase additional Ordinary Shares, to H.C. Wainwright & Co., LLC (the “Underwriter”). The Offering is being made pursuant to an Underwriting Agreement dated November 3, 2026, by and between the Company and the Underwriter (the “Underwriting Agreement”), and pursuant to the Registration Statement (as defined below).

The Offering is being registered under the Company’s registration statement on Form F-3 (File No. 333-285908) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 19, 2025, which became effective on March 27, 2025, including the prospectus contained therein, as supplemented by the prospectus supplement dated November 3, 2026 (the “Prospectus Supplement”).

This opinion letter is rendered in connection with the Offering, pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus Supplement; (iii) the Underwriting Agreement; (iv) the amended and restated articles of association of the Company; (v) resolutions of the audit committee, the pricing committee and the board of directors of the Company that relate to the Registration Statement, the Prospectus Supplement and the actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Ordinary Shares have been duly authorized, and, upon payment to the Company of the consideration per Ordinary Share in such amount as is set forth in the Underwriting Agreement, and when issued and sold in the Offering, as described in the Registration Statement (including the Prospectus Supplement), such Ordinary Shares will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the captions “Legal Matters” (in the Prospectus Supplement and the prospectus forming part of the Registration Statement) and “Enforceability of Civil Liabilities” (in the prospectus forming part of the Registration Statement). In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus Supplement that may alter, affect or modify the opinions expressed herein.

Very truly yours,
/s/ Meitar Law Offices
Meitar Law Offices